Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Second Quarter 2025 Financial Results
– 1.2 Million Sq Ft Leased in 1H25, including 558,000 Signed in 2Q –
– $1.0 Billion of Liquidity at Quarter End –
– $13.5 Million of Recurring G&A, 35% Improved Over Last Year –
– Provides 3Q FFO Outlook and Updates Full-Year Assumptions –
____________
LOS ANGELES (August 5, 2025)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants, today announced financial results for the second quarter 2025.

Victor Coleman, Hudson Pacific’s CEO and Chairman, commented, "We are energized that one of our key initiatives, leasing our high-quality west coast portfolio located in key primary markets, produced 1.2 million square feet of office leases signed in the first half of the year. We have a robust pipeline in excess of 2.0 million square feet, and significantly lower expirations going forward. Portfolio stabilization is close, which will enable us to begin to grow office occupancy as we move ahead.

"Importantly, we are continuing to benefit from the ongoing west coast focused investments into AI, as both new companies and industry leaders are adding office space in many of our core markets. Additionally, we are starting to experience positive traction in our studio business as total and stage leased percentages for in-service studios increased to 74.3% and 80.0%, respectively, excluding our studio development Sunset Glenoaks.

"With a capital structure that now provides $1.0 billion of liquidity, along with emerging growth drivers from AI and a media industry that is finally beginning to ramp production, we are poised to capture additional value and drive cash flow. We appreciate that this will take time, but we are confident in our team’s ability to strengthen Hudson Pacific’s position as a preeminent owner of west coast office and studio real estate."

Financial Results Compared to Second Quarter 2024
•Total revenue of $190.0 million compared to $218.0 million, primarily due to asset sales and lower office occupancy
•General and administrative expenses of $13.5 million (excluding $14.3 million of one-time expenses associated with the cancellation of non-cash compensation agreements) compared to $20.7 million
•Net loss attributable to common stockholders of $(83.1) million, or $(0.41) per diluted share, compared to net loss of $(47.0) million, or $(0.33) per diluted share, largely attributable to items affecting revenue, as well as accelerated depreciation resulting from Quixote lease terminations and disposal of obsolete fleet
•FFO, excluding specified items, of $8.0 million, or $0.04 per diluted share, compared to $24.5 million, or $0.17 per diluted share, mostly attributable to the items affecting revenue. Specified items consisted of the one-time cancellation of non-cash compensation agreements of $14.3 million, or $0.07 per diluted share; one-time expenses associated with early debt repayment of $3.2 million, or $0.02 per diluted share; one-time Quixote cost-cutting expenses of $1.2 million, or $0.01 per diluted share; and transaction-related expenses of $0.5 million, or $0.00 per diluted share. Specified items for the second quarter of 2024 consisted of transaction-related income of $0.1 million, or $0.00 per diluted share; and a one-time derivative fair value adjustment of $1.3 million, or $0.01 per diluted share

Hudson Pacific Properties, Inc.
Press Release

•FFO of $(11.2) million, or $(0.05) per diluted share, compared to $23.3 million, or $0.16 per diluted share
•AFFO of $(6.1) million, or $(0.03) per diluted share, compared to $24.2 million, or $0.17 per diluted share, primarily the result of items affecting FFO along with increased recurring capital expenditures
•Same-store cash NOI of $87.1 million, compared to $104.1 million, primarily due to lower office occupancy
Leasing
•Executed 72 new and renewal leases totaling 558,055 square feet, including:
◦77,000-square-foot renewal lease with a cybersecurity company at Metro Center with a 6-year term
◦65,000-square-foot new lease with a mining company at Bentall Centre with an approximately 4-year term
◦41,000-square-foot renewal and expansion lease with a digital sports company at 11601 Wilshire with an approximately 9-year term
◦36,000-square-foot new lease with a gaming company at Bentall Centre with an approximately 13-year term
◦32,000-square-foot new lease with a bio-tech company at Page Mill Hill with an approximately 6-year term
•GAAP and cash rents increased 4.9% and decreased 1.8%, respectively, from prior levels
•In-service office portfolio ended the quarter at 75.1% occupied and 76.2% leased, compared to 75.1% occupied and 76.5% leased in the first quarter this year
•In-service studio portfolio and stages were 63.0% and 63.6% leased, respectively, over the trailing 12-months, compared to 73.8% and 78.7% for the same metrics as of the first quarter this year. Excluding studio development Sunset Glenoaks (which contributed to the in-service trailing 12-month results for the first time this quarter), total and stage leased percentages would have increased to 74.3% and 80.0%, respectively
Transactions
•Sold office property 625 Second in San Francisco for $28.0 million before prorations and closing costs, with net proceeds used to repay amounts outstanding on the unsecured revolving credit facility
Balance Sheet as of June 30, 2025
•Repaid all private placement notes (Series B, C, and D) totaling $465.0 million, addressing significant maturities in 2025, 2026 and 2027
•Raised $690.0 million of gross proceeds through a common equity offering with net proceeds used to fully repay the unsecured revolving credit facility and for general corporate purposes
•Secured commitments to increase capacity under the unsecured revolving credit facility by $20.0 million to $795.0 million through December 2026 (including extensions), and to extend $462.0 million of capacity through December 2029 (including extensions)
•$1.0 billion of total liquidity comprised of $236.0 million of unrestricted cash and cash equivalents and $775.0 million of undrawn capacity under the unsecured revolving credit facility
•$87.4 million, or $22.3 million at HPP's share, of undrawn capacity under the construction loan secured by Sunset Pier 94 Studios
•HPP's share of net debt to HPP's share of undepreciated book value was 31.3% with 99.2% of debt fixed or capped with weighted average interest rate of 5.0% and no maturities until December 2025

Hudson Pacific Properties, Inc.
Press Release

Dividend
•The Company's Board of Directors declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share
2025 Outlook
Hudson Pacific is providing an FFO outlook for the third quarter of $0.01 to $0.05 per diluted share along with updated full-year assumptions (see table below). There are no specified items in connection with this outlook. Third quarter FFO outlook assumes fully diluted weighted average common stock/units of approximately 456.75 million.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. This outlook otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this outlook:

Unaudited, in thousands, except share data

	Full Year 2025
	Assumptions
Metric	Low	High
Growth in same-store property cash NOI(1)(2)	(12.50)%	(11.50)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$5,500	$10,500
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(6,500)	$(8,500)
General and administrative expenses(4)	$(57,500)	$(63,500)
Interest expense(5)	$(168,000)	$(178,000)
Non-real estate depreciation and amortization	$(33,000)	$(35,000)
FFO from unconsolidated joint ventures	$600	$2,600
FFO attributable to non-controlling interests	$(13,000)	$(17,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(6)	319,000,000	321,000,000
(1)Same-store for the full year 2025 is defined as the 39 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2024, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2025. Beginning this quarter, Metro Center is included within the same-store office properties. Same-store property cash NOI growth outlook would have been in-line with last quarter at (12.50)% to (13.50)% without Metro Center.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties.
(4)Includes share/unit-based compensation expense, which the Company estimates at $16,000 in 2025. General and administrative expenses and the share/unit-based compensation exclude the impact of the one-time voluntary cancellation of non-cash compensation agreements of $14,280.
(5)Includes non-cash interest expense, which the Company estimates at $8,500 in 2025. Interest expense excludes the one-time expenses associated with early repayment of indebtedness of $3,213.
(6)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2025 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the

Hudson Pacific Properties, Inc.
Press Release

Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.
Supplemental Information
Supplemental financial information regarding Hudson Pacific's second quarter 2025 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss second quarter 2025 financial results at 2:00 p.m. PT / 5:00 p.m. ET on August 5, 2025. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
Press Release

Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
Press Release

Consolidated Balance Sheets
In thousands, except share data

	6/30/25	12/31/24
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,211,478	$8,233,286
Accumulated depreciation and amortization	(1,895,060)	(1,791,108)
Investment in real estate, net	6,316,418	6,442,178
Non-real estate property, plant and equipment, net	129,253	127,067
Cash and cash equivalents	236,025	63,256
Restricted cash	31,102	35,921
Accounts receivable, net	13,454	14,505
Straight-line rent receivables, net	204,031	199,748
Deferred leasing costs and intangible assets, net	351,278	327,514
Operating lease right-of-use assets	347,698	370,826
Prepaid expenses and other assets, net	97,479	90,114
Investment in unconsolidated real estate entities	242,785	221,468
Goodwill	156,529	156,529
Assets associated with real estate held for sale	—	83,113
TOTAL ASSETS	$8,126,052	$8,132,239

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$3,690,429	$4,176,844
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	222,645	193,861
Operating lease liabilities	358,528	380,004
Intangible liabilities, net	19,790	21,838
Security deposits, prepaid rent and other	83,408	84,708
Liabilities associated with real estate held for sale	—	31,117
Total liabilities	4,440,936	4,954,508

Redeemable preferred units of the operating partnership	5,894	9,815
Redeemable non-controlling interest in consolidated real estate entities	48,890	49,279

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at 6/30/25 and 12/31/24	425,000	425,000
Common stock, $0.01 par value, 722,400,000 authorized and 379,150,864 shares outstanding at 6/30/25; 481,600,000 authorized and 141,279,102 shares outstanding at 12/31/24	3,779	1,403
Additional paid-in capital	2,935,476	2,437,484
Accumulated other comprehensive income (loss)	2,160	(8,417)
Total HPP stockholders' equity	3,366,415	2,855,470
Non-controlling interest—members in consolidated real estate entities	153,574	169,452
Non-controlling interest—units in the operating partnership	110,343	93,715
Total equity	3,630,332	3,118,637
TOTAL LIABILITIES AND EQUITY	$8,126,052	$8,132,239

Hudson Pacific Properties, Inc.
Press Release

Consolidated Statements of Operations
Unaudited, in thousands, except per share data

	Three Months Ended		Six Months Ended
	6/30/25	6/30/24	6/30/25	6/30/24
REVENUES
Office
Rental revenues	$150,533	$172,596	$308,926	$344,023
Service and other revenues	5,300	3,443	12,118	7,091
Total office revenues	155,833	176,039	321,044	351,114
Studio
Rental revenues	13,889	14,441	27,541	28,041
Service and other revenues	20,280	27,520	39,876	52,868
Total studio revenues	34,169	41,961	67,417	80,909
Total revenues	190,002	218,000	388,461	432,023
OPERATING EXPENSES
Office operating expenses	71,501	75,304	143,778	148,251
Studio operating expenses	36,552	37,952	77,533	75,061
General and administrative	27,776	20,705	46,259	40,415
Depreciation and amortization	94,751	86,798	187,836	178,652
Total operating expenses	230,580	220,759	455,406	442,379
OTHER (EXPENSES) INCOME
Loss from unconsolidated real estate entities	(205)	(2,481)	(1,459)	(3,224)
Fee income	1,476	1,371	2,835	2,496
Interest expense	(48,137)	(44,159)	(91,642)	(88,248)
Interest income	2,123	579	2,558	1,433
Management services reimbursement income—unconsolidated real estate entities	1,123	1,042	2,098	2,198
Management services expense—unconsolidated real estate entities	(1,123)	(1,042)	(2,098)	(2,198)
Transaction-related expenses	(451)	113	(451)	(2,037)
Unrealized gain (loss) on non-real estate investments	212	(1,045)	(237)	(1,943)
(Loss) gain on sale of real estate, net	(16)	—	10,007
Impairment loss	—	—	(18,476)	—
Loss on extinguishment of debt	(1,637)	—	(3,495)	—
Other (expense) income	(93)	1,334	(85)	1,477
Total other expenses	(46,728)	(44,288)	(100,445)	(90,046)
Loss before income tax provision	(87,306)	(47,047)	(167,390)	(100,402)
Income tax provision	(454)	(510)	(648)	(510)
Net loss	(87,760)	(47,557)	(168,038)	(100,912)
Net income attributable to Series A preferred units	(121)	(153)	(267)	(306)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(10,094)	(10,094)
Net income attributable to participating securities	—	(207)	—	(409)
Net loss attributable to non-controlling interest in consolidated real estate entities	6,675	3,751	14,142	7,920
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	895	961	1,797	2,118
Net loss attributable to common units in the operating partnership	2,209	1,225	4,603	2,454
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(83,149)	$(47,027)	$(157,857)	$(99,229)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.41)	$(0.33)	$(0.92)	$(0.70)
Net loss attributable to common stockholders—diluted	$(0.41)	$(0.33)	$(0.92)	$(0.70)
Weighted average shares of common stock outstanding—basic	202,666	141,181	172,196	141,152
Weighted average shares of common stock outstanding—diluted	202,666	141,181	172,196	141,152

Hudson Pacific Properties, Inc.
Press Release

Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Six Months Ended
	6/30/25	6/30/24	6/30/25	6/30/24
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(87,760)	$(47,557)	$(168,038)	$(100,912)
Adjustments:
Depreciation and amortization—consolidated	94,751	86,798	187,836	178,652
Depreciation and amortization—non-real estate assets	(8,785)	(8,211)	(18,434)	(16,192)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,113	2,006	2,158	3,157
Loss (gain) on sale of real estate, net	16	—	(10,007)	—
Impairment loss—real estate assets	—	—	18,476	—
Unrealized (gain) loss on non-real estate investments	(212)	1,045	237	1,943
FFO attributable to non-controlling interests	(5,152)	(5,576)	(10,005)	(10,996)
FFO attributable to preferred shares and units	(5,168)	(5,200)	(10,361)	(10,400)
FFO to common stock/unit holders	(11,197)	23,305	(8,138)	45,252
Specified items impacting FFO:
Transaction-related expenses	451	(113)	451	2,037
Forfeiture of non-cash compensation agreements	14,280	—	14,280	—
One-time termination of Quixote leases (cost-cutting initiatives)	622	—	6,487	—
Write-off of transportation assets (cost-cutting initiatives)	626	—	626	—
One-time termination of Quixote non-compete agreement (cost-cutting initiatives)	—	—	1,402	—
One-time expenses associated with early repayment of debt	3,213	—	5,071	—
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	—	1,310	682	1,310
FFO (excluding specified items) to common stock/unit holders	$7,995	$24,502	$20,861	$48,599

Weighted average common stock/units outstanding—diluted	208,411	145,657	340,837	145,647
FFO per common stock/unit—diluted	$(0.05)	$0.16	$(0.02)	$0.31
FFO (excluding specified items) per common stock/unit—diluted	$0.04	$0.17	$0.06	$0.33
(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’

Hudson Pacific Properties, Inc.
Press Release

percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

Hudson Pacific Properties, Inc.
Press Release

Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Six Months Ended
	6/30/25	6/30/24	6/30/25	6/30/24
FFO (excluding specified items)	$7,995	$24,502	$20,861	$48,599
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	(3,704)	(118)	(4,375)	1,900
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,788	1,638	3,492	3,304
Non-real estate depreciation and amortization	8,159	8,211	16,406	16,192
Non-cash interest expense	5,065	1,764	9,174	3,610
Share/unit-based compensation expense	3,584	6,889	8,699	13,421
Recurring capital expenditures, tenant improvements and lease commissions	(28,957)	(18,645)	(58,615)	(34,388)
AFFO	$(6,070)	$24,241	$(4,358)	$52,638

Weighted average common stock/units outstanding—diluted	208,411	145,657	340,837	145,647
AFFO per common stock/unit—diluted	$(0.03)	$0.17	$(0.01)	$0.36

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Hudson Pacific Properties, Inc.
Press Release

Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	6/30/25	6/30/24
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”) AND SAME-STORE CASH NET OPERATING INCOME ("NOI")
Net loss	$(87,760)	$(47,557)
Adjustments:
Loss from unconsolidated real estate entities	205	2,481
Fee income	(1,476)	(1,371)
Interest expense	48,137	44,159
Interest income	(2,123)	(579)
Management services reimbursement income—unconsolidated real estate entities	(1,123)	(1,042)
Management services expense—unconsolidated real estate entities	1,123	1,042
Transaction-related expenses	451	(113)
Unrealized (gain) loss on non-real estate investments	(212)	1,045
Loss on sale of real estate, net	16	—
Loss on extinguishment of debt	1,637	—
Other expense (income)	93	(1,334)
Income tax provision	454	510
General and administrative	27,776	20,705
Depreciation and amortization	94,751	86,798
NOI	$81,949	$104,744
Straight-line rent, net	(2,633)	1,147
Share/unit-based compensation expense	243	62
Amortization of above/below-market leases, net	(1,016)	(1,284)
Amortization of lease incentive costs	1,393	361
Amortization of above/below-market ground leases, net	651	662
Cash NOI	80,587	105,692
Less: Non-same-store cash NOI	(6,509)	1,572
Same-store cash NOI	$87,096	$104,120
NOI Detail
Same-store office cash revenues	152,152	166,762
Straight-line rent	3,837	531
Amortization of above/below-market leases, net	1,016	1,147
Amortization of lease incentive costs	(1,384)	(261)
Same-store office revenues	155,621	168,179
Same-store studios cash revenues	15,525	20,186
Straight-line rent	111	109
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	15,627	20,286
Same-store revenues	171,248	188,465
Same-store office cash expenses	70,107	70,288
Straight-line rent	367	371
Share/unit-based compensation expense	12	15
Amortization of above/below-market ground leases, net	641	641
Same-store office expenses	71,127	71,315
Same-store studio cash expenses	10,474	12,540
Share/unit-based compensation expense	113	40
Same-store studio expenses	10,587	12,580
Same-store expenses	81,714	83,895

Same-store NOI	89,534	104,570
Non-same-store NOI	(7,585)	174
NOI	$81,949	$104,744

Hudson Pacific Properties, Inc.
Press Release

(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.